UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 26, 2023
Date of Report (Date of earliest event reported)

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39780	59-3029743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B Gainesville, Florida	32653
(Address of principal executive offices)	(Zip Code)

(386) 418-8060
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

Cyclo Therapeutics, Inc., a Nevada corporation (the “Company”) convened and adjourned a special meeting of stockholders on (the “Special Meeting”) on December 26, 2023. At the Special Meeting, the Company’s stockholders approved an amendment to Cyclo’s Articles of Incorporation, as amended (the “Share Increase Amendment”) to effect a share increase of the number of authorized shares of the Company’s common stock from 50,000,000 shares to 250,000,000 shares (the “Share Increase”). In addition to the Share Increase Amendment, the Company’s stockholders approved other proposals at the Company’s Special Meeting, which were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2023.

On December 26, 2023, the Company filed the Share Increase Amendment with the Secretary of State of the State of Nevada to effect the Share Increase Amendment, which became on December 26, 2023. The foregoing descriptions of the Share Increase Amendment was qualified in their entirety by reference to the Share Increase Amendment, a copy of which is attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Cyclo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLO THERAPEUTICS, INC.

Date: December 28, 2023	By:	/s/ N. Scott Fine
N. Scott Fine, Chief Executive Officer